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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3 (333-10383
and 333-14025); Form S-4 (333-13133); and Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated June 6, 1997, except as to the second paragraph of the Common Stock Section of Note 15, which is as of November 6, 1997 and Note 4, which is as of January 13, 1998 pertaining to the related financial statements which appear in this Current Report on Form 8-K of U.S. Office Products Company.

PRICE WATERHOUSE LLP
Minneapolis, Minnesota
March 12, 1998